EXHIBIT 99.1

EQUITEX, INC AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2005

	Equitex, Inc. and subsidiaries	Sale of certain assets of FFFC	Pro forma
		(A)
Current assets:
Cash and cash equivalents	$8,528,478	$12,580,000	$21,108,478
Receivables, net	688,142		688,142
Current portion of notes and interest receivable, and prepaid expenses	325,530	(90,490)	235,040

Total current assets	9,542,150	12,489,510	22,031,660

Notes and interest receivable, net, including related parties of $879,401	4,274,401		4,274,401
Property, equipment and leaseholds, net	1,082,789	(1,031,803)	50,986
Intangible and other assets, net	2,574,511	(2,075,260)	499,251
Goodwill	5,636,000	(5,636,000)	-

	13,567,701	(8,743,063)	4,824,638

	$23,109,851	$3,746,447	$26,856,298

Current liabilities:
Accounts payable	$714,467		$714,467
Accrued expenses and other liabilities, including related
party accruals of $1,062,115	3,219,070	$(70,000)	3,149,070
Convertible and other promissory notes and current
portion of long-term debt, including related party notes of $568,344	15,521,493	(48,026)	15,473,467
Due to credit card holders	144,805		144,805

Total current liabilities	19,599,835	(118,026)	19,481,809

Long-term debt, net of current portion	2,425,442	(51,387)	2,374,055

Total liabilities	22,025,277	(169,413)	21,855,864

Redeemable preferred stock	477,800		477,800

Stockholders' equity	606,774	3,915,860	4,522,634

	$23,109,851	$3,746,447	$26,856,298

EQUITEX, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2004

	Equitex, Inc. and subsidiaries	Sale of certain assets of FFFC	Pro forma
		(B)
Fee revenue	$15,233,735	$(15,233,735)	$-
Credit card income, net of provision for losses	260,256		260,256

Total revenue	15,493,991	(15,233,735)	260,256

Location expenses	11,291,510	(11,291,510)	-
Location support expenses	6,752,919	(6,552,919)	200,000
Corporate selling, general and administrative	2,166,188		2,166,188
	20,210,617	(17,844,429)	2,366,188
Loss from operations	(4,716,626)	2,610,694	(2,105,932)

Other income (expense):
Interest expense	(1,937,108)	1,910,974	(26,134)
Interest income	214,904	(129,652)	85,252

	(1,722,204)	1,781,322	59,118

Loss from continuing operations before income
taxes and minority interest	(6,438,830)	4,392,016	(2,046,814)
Income tax expense	(1,428,889)	16,000	(1,412,889)
Minority interest	419,720		419,720

Loss from continuing operations	(7,447,999)	4,408,016	(3,039,983)
Loss from discontinued operations	(9,984)		(9,984)

Net loss	(7,457,983)	4,408,016	(3,049,967)
Warrant accretion	(4,640)		(4,640)
Deemed preferred stock dividends	(221,400)		(221,400)

Net loss applicable to common stockholders	$(7,684,023)	$4,408,016	$(3,276,007)

Basic and diluted net loss per share:
Loss from continuing operations	$(1.36)		$(0.58)
Loss from discontinued operations	*		*

Basic and diluted net loss per share	$(1.36)		$(0.58)

Weighted average number of common
shares outstanding, basic and diluted	5,650,808		5,650,808

*Amount is less than $(0.01) per share

EQUITEX, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2005

	Equitex, Inc. and subsidiaries	Sale of certain assets of FFFC	Pro forma
		(B)
Fee revenue	$13,966,925	$(13,966,925)	$-
Credit card income, net of provision for losses	159,573		159,573

Total revenue	14,126,498	(13,966,925)	159,573

Location expenses	10,308,587	(10,308,587)	-
Location support expenses	4,823,830	(4,673,830)	150,000
Corporate selling, general and administrative	3,985,877		3,985,877
	19,118,294	(14,982,417)	4,135,877
Loss from operations	(4,991,796)	1,015,492	(3,976,304)

Other income (expense):
Interest expense	(3,099,215)	2,973,611	(125,604)
Interest income	35,528	(15,921)	19,607

	(3,063,687)	2,957,690	(105,997)

Loss from continuing operations before income taxes	(8,055,483)	3,973,182	(4,082,301)
Income tax expense	(24,000)	24,000	-

(Loss) from continuing operations	(8,079,483)	3,997,182	(4,082,301)
Loss from discontinued operations	(6,917)		(6,917)

Net loss	(8,086,400)	3,997,182	(4,089,218)
Accretion of preferred stock	(54,800)		(54,800)
Deemed preferred stock dividends	(158,566)		(158,566)
Exchange of Series G and I convertible			-
preferred stock in excess of carrying value	(212,000)		(212,000)

Net loss applicable to common stockholders	$(8,511,766)	$3,997,182	$(4,514,584)

Basic and diluted net loss per share:
Loss from continuing operations	$(1.31)		$(0.69)
Loss from discontinued operations	*		*

Basic and diluted net loss per share	$(1.31)		$(0.69)

Weighted average number of common
shares outstanding, basic and diluted	6,503,077		6,503,077

*Amount is less than $(0.01) per share

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On January 31, 2006, pursuant to an Asset Purchase Agreement (the “Purchase Agreement”) dated as of December 22, 2005, by and among Chex Services, Inc. (“Chex”), FastFunds Financial Corporation (“FastFunds”) and Game Financial Corporation (“Game Financial”), Chex, a wholly owned subsidiary of FastFunds, sold substantially all of its assets to Game Financial (the “Asset Sale”). FastFunds is a majority owned subsidiary of Equitex, Inc. (the “Company”). Such assets also represent substantially all of the operating assets of the Company on a consolidated basis. Pursuant to the terms of the Purchase Agreement, Chex sold the assets for $14 million in cash at closing, plus Game Financial assumed certain liabilities of Chex. FastFunds received net proceeds of approximately $12,580,000 after reduction for certain transaction related expenses.

As a result of the above, the accompanying unaudited pro forma condensed consolidated balance sheet gives effect to the Asset Sale as if it had been consummated September 30, 2005. In addition, the accompanying unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2004 and the nine months ended September 30, 2005, give effect to the Asset Sale as if it had been consummated January 1, 2004 and 2005, respectively.

The unaudited pro forma consolidated financial statements do not purport to be indicative of the financial position or results of operation that would have been actually obtained had the Asset Sale been completed as of assumed dates and for the periods presented. The pro forma adjustments are described in accompanying notes and are based upon available information and certain assumptions that management of the Company believes are reasonable.

EQUITEX, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED BALANCE SHEET AND STATEMENTS OF OPERATIONS

A.
This entry is recorded to reflect the sale of certain assets of Chex for $14 million in cash and the assumption of certain liabilities by Game Financial, net of certain transaction related expenses. As a result of this transaction, the unaudited pro forma gain on the sale is approximately $3.9 million. Management anticipates that available net operating losses can be utilized to offset regular income taxes attributable to this gain.

B.
This entry reflects the sale of certain assets of Chex to Game Financial. Accordingly, substantially all of FastFunds’ revenues and expenses (including interest and other expenses) have been eliminated.